UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

Roundy’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-35422	27-2337996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 231-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2013, the Compensation Committee of the Board of Directors of Roundy’s, Inc. (the “Company”) approved the award of time and performance based restricted stock grants to certain of the Company’s executive officers, pursuant to the Roundy’s, Inc. 2012 Incentive Compensation Plan. The time based restricted shares vest over a three year service period, while the performance based restricted shares vest based on the Company’s total shareholder return over a three year performance period. The restricted stock awards are subject to the terms contained in the 2013 Restricted Stock Agreement entered into with each executive, the form of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The awards to each of our named executive officers are set forth in the table below:

	Number of Restricted Shares Awarded
Named Executive Officer	Time Based	Performance Based
Robert A. Mariano	96,104	192,208
Darren W. Karst	40,190	80,380
Donald S. Rosanova	28,595	57,190
John W. Boyle	16,263	32,526
Donald G. Fitzgerald	16,263	32,526

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1     Form of 2013 Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUNDY’S, INC.

/s/ EDWARD G. KITZ
Date: April 29, 2013	Name:	Edward G. Kitz
	Title:	Group Vice President — Legal, Risk & Treasury and Corporate Secretary

Exhibit No.	Description of Exhibit

99.1	Form of 2013 Restricted Stock Agreement

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